Exhibit 10.1.3

This document is part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.  This document may be used only in connection with our offer and sale of the securities hereunder.  You cannot use this document to offer or sell the securities that you acquire hereunder to anyone else.  A paper version of this document and the other documents constituting the complete prospectus are available upon request by contacting Vicki Owens in the Human Resources department.

HEALTHSOUTH CORPORATION

RESTRICTED STOCK AWARD AGREEMENT
(Pursuant to the Amended and Restated 2008 Equity Incentive Plan)

This Restricted Stock Award Agreement (this “Award”) is granted in Birmingham, Alabama by HealthSouth Corporation, a Delaware corporation (the “Corporation”), pursuant to a Summary of Grant (the “Summary”) displayed at the website of Smith Barney Benefit Access® (www.benefitaccess.com). The Summary, which specifies the person to whom the Award is granted (“Grantee”), the date as of which the grant is made (the “Date of Grant”) and other specific details of the Award, and the electronic acceptance of the Summary are incorporated herein by reference.

1. GRANT OF AWARD.  Upon the terms and conditions set forth herein and in the Corporation’s Amended and Restated 2008 Equity Incentive Plan (the “Plan”), a copy of which has been made available to the Grantee electronically, the Corporation hereby grants to Grantee an Award of the number of fully paid, non-assessable shares (the “Restricted Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Corporation set forth in the Summary.

The Award is granted pursuant to the Plan and is subject in its entirety to the all applicable provisions of the Plan as in effect on the Date of Grant.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.  The Corporation and Grantee agree to be bound by all of the terms and conditions of the Plan, as amended from time to time in accordance with its terms.

Subject to Section 5 hereof, the Restricted Shares shall be registered in the name of Grantee on the stock transfer books of the Corporation.  However, any certificates issued with respect to Restricted Shares shall be held by the Corporation in escrow under the terms hereof, provided, that, unless the Corporation determines otherwise, no such certificates shall be distributed to Grantee prior to the date determined under Section 3 hereof. Certificates representing the Restricted Shares shall bear the legend set forth in Section 3 below or such other appropriate legend as the Committee shall determine, which legend shall be removed only on and after the date determined under Section 3 and if and when the Restricted Shares have become “vested Restricted Shares” (as defined in Section 2 hereof).

Grantee shall be entitled to vote all Restricted Shares, and shall be entitled to receive, free of all restrictions, ordinary cash dividends and dividends in the form of shares of Common Stock thereon if any.  Grantee’s right to receive any extraordinary dividends or other distributions with respect to Restricted Shares prior to their becoming vested Restricted Shares shall be at the sole discretion of the Committee, but in the event of any such extraordinary dividends or distributions are paid to the holders of Common Stock, the Committee shall take such action as may be

Exhibit 10.1.3

appropriate to preserve the value of, and prevent the unintended enhancement of the value of, the Restricted Shares.

2. VESTING. Except as may otherwise be provided herein and in Section 15.8 of the Plan, the restrictions on transfer set forth in Section 3 shall lapse in accordance with the schedule set forth in the Summary, so long as the Recipient is employed by or providing services to the Corporation as of the relevant dates. Any Restricted Shares with respect to which the restrictions on transfer set forth in Section 3 have lapsed shall be referred to hereunder as “vested Restricted Shares.”

3. RESTRICTIONS ON TRANSFERABILITY, PLEDGING, SELLING. Restricted Shares and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the lapse of restrictions set forth in this Award applicable thereto, as set forth in Section 2.   In order to reflect the restrictions on disposition of the shares of Common Stock issued pursuant to this Award, the stock certificates for the shares of Common Stock issued pursuant to this Award will be endorsed with a restrictive legend, in substantially the following form:

“THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER (THE “RESTRICTIONS”), CONTAINED IN THE HEALTHSOUTH CORPORATION AMENDED AND RESTATED 2008 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND HEALTHSOUTH CORPORATION. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE APPLICABLE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL, VOID AND WITHOUT EFFECT.”

Such legend shall be removed only on and after the date when the Restricted Shares have become vested Restricted Shares.  Grantee shall be entitled to vote all Restricted Shares, and shall be entitled to receive, free of all restrictions, ordinary cash dividends and dividends in the form of shares of Common Stock thereon if any, to the extent permitted in the Plan.  Grantee’s right to receive any extraordinary dividends or other distributions with respect to Restricted Shares prior to the Restricted Shares becoming vested Restricted Shares shall be at the sole discretion of the Committee, but in the event of any such extraordinary dividends or distributions are paid to the holders of Common Stock, the Committee shall take such action as may be appropriate to preserve the value of, and prevent the unintended enhancement of the value of, the Restricted Shares.

4. SECURITIES COMPLIANCE. The Corporation shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Award, the Corporation shall not be obligated to

Exhibit 10.1.3

issue any restricted or unrestricted Common Stock or other securities pursuant to this Award if the issuance thereof would result in a violation of any such law.  Subject to Section 3 hereof, in order to comply with any applicable securities laws, the Recipient agrees that the Restricted Shares shall only be sold by the Recipient following registration of such Shares under the Securities Act of 1933, as amended, or pursuant to an exemption therefrom. If required by the authorities of any state in connection with the issuance of the shares, the legend or legends required by such state authorities will also be endorsed on all such certificates.

5. TERMINATION OF EMPLOYMENT.  The Restricted Shares and this Award shall be subject to the lapse and forfeiture provisions of Section 15.8 of the Plan. For purposes of this Award, “Retirement” shall mean the voluntary termination of employment by a Participant after attaining (a) age 65 or (b) in the event that the Participant has been employed by the Company for ten (10) or more years on the date of such termination, age 60.

6. ACCELERATED VESTING FOR A CHANGE IN CONTROL OR OTHER REASON. Notwithstanding anything to the contrary contained in this Award, all of the Restricted Shares issued to Grantee pursuant to this Award shall also become vested in accordance with Sections 15.5, 15.6, and 15.7 of the Plan.

7. TAX ISSUES.

(a)           Grantee agrees to notify the Corporation immediately if Grantee recognizes taxable income generated by the grant of the Award by the Corporation to the Recipient pursuant to an election under Section 83(b) of the Code.

(b)           Grantee acknowledges that the Corporation has not advised Grantee regarding Grantee’s income tax liability in connection with this Award.  Grantee has reviewed with Grantee’s own tax advisors the federal, state, and local and tax consequences of this Award.  Grantee is relying solely on such advisors and not on any statements or representations of the Corporation or any of its agents.  Grantee understands that Grantee (and not the Corporation) shall be responsible for Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Award.

(c)           Grantee shall pay to the Corporation promptly upon request, and in any event, no later than at the time the Corporation determines that Grantee will recognize taxable income in respect of this Award, an amount equal to the taxes the Corporation determines it is required to withhold under applicable tax laws with respect to this Award.  Such payment shall be made in the form of (i) cash, (ii) shares of Common Stock already owned for at least six months, (iii) delivering to the Corporation, or having the Corporation withhold, a portion of the shares of Common Stock otherwise to be delivered to Grantee with respect to this Award, or (iv) in a combination of such methods, as irrevocably elected by Grantee prior to the applicable tax due date with respect to the Restricted Shares.

8. APPLICABLE RECOUPMENT POLICY.  Notwithstanding anything to the contrary contained in this Award, this Award is subject to the terms of the Compensation Recoupment Policy (the “Clawback Policy”) adopted by the Board of Directors of the Corporation (the “Board”), published with other Plan materials on the website of Smith Barney Benefit Access® (www.benefitaccess.com), and modified from time to time to comply with applicable requirements of law or the listing standards of The New York Stock Exchange. This Award may be cancelled in accordance with the Clawback Policy in the event the Board or a

Exhibit 10.1.3

committee thereof determines that one of the events enumerated in the Clawback Policy has occurred and that it is in the best interests of the Corporation to do so.

9. BINDING AGREEMENT.  This Award shall be binding upon and shall inure to the benefit of any successor or assign of the Corporation, and, to the extent herein provided, shall be binding upon and inure to the benefit of Grantee’s beneficiary or legal representatives, as the case may be.

10. ENTIRE AGREEMENT; AMENDMENT.  This Award contains the entire agreement of the parties with respect to the Restricted Stock granted hereby.  This Award may be amended in accordance with the provisions of Section 17.2 of the Plan.

11. ACCEPTANCE OF AGREEMENT.  By accepting the Summary electronically, Grantee confirms that this Award is in accordance with Grantee’s understanding, and that Grantee agrees to the terms of this Award and the terms of the Plan.

12. ADMINISTRATION OF THE PLAN; INTERPRETATION OF THE PLAN AND THE AWARD. The Plan shall be administered by the Committee, pursuant to Section 4 of the Plan.  Furthermore, the interpretation and construction of any provision of the Plan or of the Award by the Committee shall be final, conclusive and binding. In the event there is any inconsistency or discrepancy between the provisions of this Award and the provisions of the Plan, the provisions of the Plan shall prevail.